UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/25/2011

Marriott International, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-13881

Delaware	52-2055918
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10400 Fernwood Road
Bethesda, MD 20817
(Address of principal executive offices, including zip code)

301-380-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

Marriott International, Inc. ("Marriott") today disclosed that it expects that the anticipated spin-off of its timeshare business would result in the recognition over a number of years of several hundred million dollars of cash tax benefits to Marriott relating to the value of the timeshare business. In 2009, Marriott recorded timeshare strategy impairment pre-tax charges of $752 million, largely relating to its luxury fractional and residential business. See our 2009 Form 10-K for additional information regarding the 2009 charges. We expect to provide more information about these tax benefits after the timeshare business files its Form 10 registration statement with the Securities and Exchange Commission, which we have targeted for late June.

Marriott's expectation of tax benefits from the anticipated spin-off and the target date for filing the Form 10 registration statement are both "forward-looking statements" within the meaning of federal securities laws. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including unanticipated developments that could prevent, delay, alter the terms of, or otherwise negatively affect the planned spin-off, and other risk factors that we identify in our most recent quarterly report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marriott International, Inc.

Date: May 25, 2011	By:	/s/ Ward Cooper
Ward Cooper
Assistant Secretary